Exhibit 10.1

NPC ACQUISITION HOLDINGS, LLC

MANAGEMENT OPTION PLAN

SECTION 1. Purpose. The NPC Acquisition Holdings, LLC Management Option Plan is intended to provide a means whereby NPC Acquisition Holdings, LLC, a Delaware limited liability company (the “Company”), may, through the issuance of matching options on purchased Common Units and the grant of options (each, an “Option”) with respect to Common Units to Participants, attract and retain such Participants and motivate them to exercise their best efforts on behalf of the Company and its Affiliates. The Plan is intended to allow Participants to participate in equity value creation and to align the incentives between Participants and the Company.

SECTION 2. Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

a. Affiliate. With respect to any person or entity, any other person or entity that directly or indirectly controls, is controlled by or is under common control with, such first person or entity. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person or entity, whether through the ownership of voting securities, by contract or otherwise.

b. Board. The Managing Member of the Company, or its designees.

c. Beneficiary. The individual identified in writing by the Participant to receive benefits hereunder in the event of the Participant’s death. A Participant may at any time change his beneficiary designation without notice to, or consent of, any previously designated Beneficiary, by giving prior written notice to the Company, such notice to be effective on the date it is received by the Company. In the event a Participant has not designated a Beneficiary at the time of his death, his estate shall be deemed his Beneficiary.

d. Cause. Means, with respect to any Employee Participant: (i) the Employee Participant’s misappropriation of funds, embezzlement or fraud in the performance of his duties, (ii) the continued failure or refusal of the Employee Participant (following written notice thereof) to carry out in any material respect any reasonable request of the Board for the provision of services, (iii) the material breach of any material provision of any employment agreement or of any NPC International policy regarding acts of moral turpitude, dishonesty, theft or unethical business conduct, or (iv) the entering of a plea of guilty or nolo contendere to, or the conviction of the Employee Participant of, a felony.

e. Code. The U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

f. Committee. The Compensation Committee of the Board, or if none, the Board.

g. Common Units. Have the meaning ascribed to such term in the LLC Agreement, or any other securities into which such interests shall thereafter be changed by reason of a recapitalization, merger, consolidation, equity split, combination, exchange of interests or the like.

h. Change in Control. The first of any of the following events to occur after the Effective Date:

(1)	any independent third party (which shall exclude any Affiliates of the Company) (x) by merger or otherwise is or becomes the direct beneficial owner of more than 50% of the combined voting power of the then-outstanding securities of the Company, NPC International or any other entity all or substantially all of whose assets consist of all the outstanding equity interests of the Company or NPC International, or (y) has the right to appoint a majority of the members of the Board, in each case other than by a merger or other transaction in which the unitholders of the Company immediately prior to the merger own a majority of the equity interests of the surviving entity or its parent; or

(2)	the Company or NPC International adopts a plan of complete liquidation (other than a liquidation into any Company Affiliate) of the Company or NPC International or consummates the sale or disposition by the Company or NPC International of all or substantially all of the Company’s assets to an independent third party.

i. Disability. The existence of an illness or incapacity (either physical or mental) which, in the reasonable opinion of a Qualified Physician, is likely to be of such character or severity that the Participant would be unable to resume devoting substantially his full normal working time to his employment for a period of at least six consecutive months.

j. Director. Means a member of the board of directors of NPC International.

k. Director Participant. Each Eligible Service Provider who is a Director and who is granted an Option pursuant to the Plan.

l. Effective Date. Means the Closing Date as defined in the Stock Purchase Agreement.

m. Eligible Service Providers. The Service Providers selected by unanimous approval of the Committee in its sole discretion.

n. Employee. Means any person, including officers, employed by NPC International or any of its Affiliates or Subsidiaries. A Service Provider shall not cease to be an Employee in the case of (i) any leave or absence approved by the Company, NPC International or any of its Affiliates or Subsidiaries, including sick leave, military leave, or any other personal leave, or (ii) transfers between locations of NPC International or any of its Affiliates or Subsidiaries. Neither service as a Director nor payment of a Director’s fee by the Company,

NPC International or any of its Affiliates or Subsidiaries shall be sufficient to constitute “employment” by NPC International or any of its Affiliates or Subsidiaries.

o. Employee Participant. Each Eligible Service Provider who is an Employee and who is granted an Option pursuant to the Plan.

p. Equity Securities. Has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as in effect on the date hereof, and in any event includes any common stock, any limited partnership interest, any limited liability company interest and any other interest or security having the attendant right to vote for directors or similar representatives.

q. Executive Management. Means any of the following officers of the NPC International: the chief executive officer, the chief operating officer, the chief financial officer, the vice president of human resources, and the vice president of marketing.

r. Fair Value Price. The price per Common Unit as of the date of determination, determined by the Committee pursuant to a formula based upon NPC International’s consolidated earnings from continuing operations before interest, taxes and depreciation or amortization for the four full fiscal quarters ending immediately preceding the date of determination multiplied by 6.0, less funded net debt, plus proceeds from the exercise of options, divided by the Fully Diluted Outstanding. Adjustments to the Fair Value Price may be made, in the sole discretion of the Committee, to account for a full year effect of acquisitions and divestitures, and for other extraordinary gains or losses.

s. Franchise Agreements. Means any location, territory or other franchise agreement pursuant to which the Franchisor has granted the Company or any Subsidiary of the Company the right to own and/or operate restaurants.

t. Franchisor. Means Pizza Hut, Inc. or its Affiliates.

u. Fully Diluted Outstanding. Means the total number of Common Units in the Company, including Common Units underlying Options granted under the Plan, calculated on a fully diluted basis.

v. Good Reason. With respect to any Employee Participant, the occurrence, without the Employee Participant’s prior written consent, of any one or more of the following:

(1)	The assignment to the Employee Participant of duties inconsistent with those set forth in any applicable employment agreement then in effect;

(2)	In the case of any member of Executive Management, the relocation of the principal place of employment to a location more than 35 miles from the current principal place of employment;

(3)	A significant reduction in the Employee Participant’s annual bonus opportunity; and

(4)	NPC International’s material breach of any material provision of any employment agreement with the Employee Participant; provided, in any case, that NPC International shall have 30 days from the date on which it receives Employee Participant’s notice of termination for Good Reason to remedy any occurrence constituting Good Reason; provided further, however, that in no circumstances shall an event constitute Good Reason if it would create an inappropriate acceleration of payment that could give rise to adverse tax consequences to an Employee Participant under Section 409A of the Code.

w. LLC Agreement. Means the Amended and Restated Limited Liability Company Agreement of the Company, to be entered into at the Closing, as the same may be amended from time to time in accordance with its terms; provided, however, that the LLC Agreement may only be amended in accordance with Section 15.12 of the LLC Agreement.

x. NPC Holdings Equity Investment. The amount of the aggregate equity investment in the Company at the Closing, including, without limitation, the Hawk-Eye Roll-Over Amount as defined in the Stock Purchase Agreement.

y. NPC International. NPC International, Inc., a Kansas corporation, and its successors.

z. Original Purchase Price. Means $1 per Common Unit.

aa. Participant. Means any Director Participant or Employee Participant.

bb. Plan. This NPC Acquisition Holdings, LLC Management Option Plan, as amended from time to time.

cc. Qualified Physician. An impartial physician competent to diagnose and treat the illness or condition which the Participant is believed to be suffering, selected by NPC International and reasonably acceptable to the Participant (or if the Participant is then incapable of acting for himself, the Participant’s personal representative), who shall have personally examined the Participant and shall have personally reviewed the Participant’s relevant medical records; provided, however, that NPC International shall bear the costs of such Qualified Physician’s services and the Participant agrees to submit to an examination by such Qualified Physician and to the disclosure of the Participant’s relevant medical records to such Qualified Physician.

dd. Retirement. Means, with respect to any Employee Participant, the voluntary termination of service by the Employee Participant at or after age 60.

ee. Service Provider. Means an Employee or Director.

ff. Stock Purchase Agreement. The Stock Purchase Agreement, dated as of March 3, 2006, by and among the Stockholders of NPC International, the Company and NPC International.

gg. Subsidiary. A Subsidiary of any person shall mean any entity of which:

(1)	if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, collectively or individually, by such person or by one or more Subsidiaries of such person; and

(2)	if a partnership, association, limited liability company or other entity, (A) the general partner or similar managing entity and (B) a majority of the partnership, membership or other similar ownership interest thereof is at the time of determination beneficially owned or controlled, directly or indirectly, collectively or individually, by such person or by one or more Subsidiaries of such person. For purposes of the Plan, the Company and its Subsidiaries shall be deemed to own a majority ownership interest in any partnership, association, limited liability company or other entity if the Company or its Subsidiaries shall control the general partner or managing member or managing director of any such entity.

SECTION 3. Administration. The Plan shall be administered by the Committee. The Committee shall have full authority, subject to the terms of the Plan, to select the Eligible Employees to be granted Options under the Plan, to grant Options on behalf of the Company (including any re-issuances of Options as contemplated by Section 5), and to set the date of grant and the other terms and conditions of such Options. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be final, binding and conclusive upon all persons having an interest in the Plan. Notwithstanding anything to the contrary in this Plan, the discretion and authority of the Committee shall be subject to such degree of oversight of the Board as it deems appropriate. Furthermore, notwithstanding anything to the contrary in this Plan, the determination by the Committee on any matter relating to the selection of Eligible Employees or Participants, the grant of Options or the terms and conditions of Options shall be made by the approval of the Committee.

Subject to compliance with the express provisions hereof, the Board and the Committee may act in their absolute discretion in matters within their authority related to this Plan. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

SECTION 4. Eligibility. Eligible Service Providers shall be eligible to receive Options under the Plan. Eligible Employees who have been granted an Option under the Plan shall be referred to as “Employee Participants,” and eligible Directors who have been granted an Option under the Plan shall be referred to as “Director Participants” (each, a “Participant”). More than one Option may be granted to a Participant under the Plan.

SECTION 5. Number of Common Units Authorized. Options may be granted under the Plan with respect to a maximum number of 8% of the Common Units as of the Effective Date (the “Plan Limit”); provided that such Plan Limit shall be subject to adjustment as hereinafter provided in Section 12. Series A Options will represent approximately 3% of the Common Units, consisting of matching Options as to approximately 1% of the Common Units which shall vest immediately upon issuance (the “Non-Time Vesting Series A Options”) and Options as to approximately 2% of the Common Units which are subject to the time vesting provisions of Section 8(d)(1)(A) (“Time Vesting Series A Options”). A Non-Time Vesting Series A Option shall be awarded in respect of every two Common Units purchased by a Participant. Series B Options will represent the remaining 5% of the Common Units comprising the Plan Limit. (The Non-Time Vesting Series A Options and the Time Vesting Series A Options are sometimes collectively referred to herein as the “Series A Options”). If any Option granted under the Plan expires, is cancelled, forfeited or otherwise terminates for any reason whatsoever without having been exercised in full, the Common Units subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such Common Units had never been subject to an Option.

SECTION 6. Granting of Options. From time to time until the expiration or earlier suspension or discontinuance of the Plan pursuant to Section 13, the Committee may, on behalf of the Company, grant to Eligible Service Providers under the Plan such Options as it determines are warranted, subject to the limitations of the Plan. The granting of an Option under the Plan shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, any participation in any other grant of Options under the Plan.

SECTION 7. Other Agreements. Options granted under the Plan shall be evidenced by written documents (“Option Agreements”). No Option grant shall be enforceable against the Company until the Participant shall have executed, and agreed to be bound by, such Option Agreements. Upon exercise of any Option, the Participant will be required to execute, and agree to be bound by the LLC Agreement. The Option Agreement and the LLC Agreement shall contain a covenant that provides that by accepting an Option and acquiring the underlying Common Units, the Participant agrees to comply with all of the obligations required of a holder of any direct or indirect beneficial or legal ownership interest in the Company under the terms of the Franchise Agreements.

SECTION 8. Terms and Conditions of Options. Options granted under the Plan shall include expressly or by reference the following terms and conditions, as well as such other terms and conditions as the Committee shall deem desirable:

(a) Number of Common Units. The Option Agreement shall contain a statement of the number of Common Units to which the Option pertains, with a number of the Options designated as Non-Time Vesting Series A Options, Time Vesting Series A Options and Series B Options.

(b) Exercise Price. The exercise price per Option (the “Exercise Price”) for grants made at or about the time of Closing shall be (i) in the case of Series A Options, the price determined by dividing the NPC Holdings Equity Investment by the number of outstanding common units (without regard to options) as of immediately following the Closing (as defined in the Stock Purchase Agreement), and (ii) in the case of Series B Options, two times the Exercise Price of the Series A Options. Thereafter, the Exercise Price shall be established in the Committee’s sole discretion. Notwithstanding any of the foregoing, in no event shall the Exercise Price be less than the “fair market value” of the underlying Common Units, as determined in accordance with Section 409A of the Code and any other applicable law, regulation or accounting rule.

(c) Term. Subject to earlier termination as provided below, the term of each Option shall be ten years from the date of grant (the “Grant Date”). The Grant Date of each Option shall be as soon as practicable following the Closing for the initial grants, and otherwise as determined by the Committee.

(d) Vesting of Options.

(1) General Rule. Except for the Non-Time Vesting Series A Options or as otherwise expressly provided herein, the vesting of Options requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits thereunder. Employment or service for only a portion of a vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as set forth in the Plan. Subject to the terms and conditions of the Plan, Options other than Non-Time Vesting Series A Options shall vest in accordance with the following schedule:

(A) Time Vesting Series A Options shall vest over a five year period, as to 20% of the Common Units annually on each anniversary of the Closing, subject to the Participant’s continued employment or service and shall accelerate on the occurrence of a Change in Control; and

(B) Series B Options shall vest only upon the occurrence of a Change in Control on or prior to the expiration of the Option. Notwithstanding the foregoing, with respect to any Option that is subject to Section 409A of the Code and payment or settlement of the Option is to be accelerated in connection with the Change in Control, no Change in Control will be deemed to have occurred for purposes of the Plan and any Option Agreement unless such event(s)

also constitutes a “change in the ownership”, “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company or NPC International, as applicable, as defined under Section 409A of the Code.

(2) Forfeiture upon Termination for Cause. With respect to any Employee Participant, if the Employee Participant’s employment by NPC International (or any of its Affiliates or Subsidiaries) is terminated for Cause, both the vested and the non-vested portion of his or her Option shall terminate on the date of such termination of employment.

(e) Post-Termination Exercise Period. If an Employee Participant’s employment by NPC International (or any of its Affiliates or Subsidiaries) is terminated for any reason other than for Cause at any time prior to the date on which his or her Option is fully vested, the non-vested portion of such Option shall terminate on the date of such termination of employment. The vested portion of the Option, to the extent not exercised within the 90-day period following the date of such termination shall terminate at the close of business on the last day of such 90-day period.

(f) Method of Exercising Option; Payment Amount. An Option, to the extent vested and exercisable, may be exercised, in whole or in part, from time to time until the expiration or termination of the Option, by giving written notice of exercise (the “Exercise Notice”) to the Company at its principal office, which notice shall specify the number of Options subject to the Exercise Notice, and tendering payment of the Exercise Price. The Committee shall determine the various methods by which the Exercise Price may be paid and the form of payment, which at the Participant’s election shall be either cash or Common Units, and the methods by which Common Units shall be delivered or deemed to be delivered to Participants.

(g) Non-Transferability. No Option shall be assignable or transferable by the Participant, and during the lifetime of the Participant, the Option shall be exercisable only by him or her or by his or her guardian or legal representative.

(h) Resale Restrictions. Common Units acquired upon exercise of Options have not been, and will not be, registered under the Securities Act, or under any state securities laws. Such Common Units may not be resold in the United States unless so registered or pursuant to an applicable exemption from registration. In addition, such Common Units may not be sold or otherwise transferred except in accordance with any transfer and ownership restrictions contained in the LLC Agreement, the Franchise Agreements and any other policies between the Company or any of its Affiliates and the Franchisor, and such Common Units shall bear any restrictive legends required by the LLC Agreement and such Franchise Agreements.

(i) Rights as a Holder. A Participant shall have no rights as a holder with respect to any Common Units covered by his or her Option until the Participant becomes a holder of such common units. Except as provided in Section 12, no adjustment shall be made for dividends or other rights as a holder with respect to such Common Units.

SECTION 9. Mandatory Calls.

(a) Mandatory Calls of Employee Participants’ Options. Upon the occurrence of a Call Event (as defined in the LLC Agreement), the Company shall require the Employee Participant to sell all, but not less than all, and the Company shall purchase all, but not less than all, of the Employee Participant’s then-vested Options in an amount equal to the product of (A) the difference between (i) the lower of (x) the Original Purchase Price and (y) the Fair Value Price as of the date of termination, and (ii) the Exercise Price, times (B) the number of Common Units covered by such Options; provided, however, that upon the occurrence of a Call Event due to the Employee Participant’s death, Disability, Retirement, termination of the employment of a Employee Participant without Cause or resignation with Good Reason, the price paid for the then-vested Options shall be an amount equal to the product of (A) the difference between (i) the greater of the Original Purchase Price and the Fair Value Price as of the Employee Participant’s date of death, Disability, Retirement, termination without Cause or resignation with Good Reason and (ii) the Exercise Price, times (B) the number of Common Units covered by such Options.

(b) Mandatory Calls of Director Participants’ Options. Upon the occurrence of the Director Participant’s resignation, retirement, disqualification, removal from office or other cause (except as otherwise provided in this Section 9(b)), the Company shall require the Director Participant to sell all, but not less than all, and the Company shall purchase all, but not less than all, of the Director Participant’s then-vested Options in an amount equal to the product of (A) the difference between (i) the lower of (x) the Original Purchase Price and (y) the Fair Value Price as of the date of termination, and (ii) the Exercise Price, times (B) the number of Common Units covered by such Options. Notwithstanding the foregoing, upon the occurrence of the Director Participant’s death or Disability, the Company shall require the Director Participant to sell all, but not less than all, and the Company shall purchase all, but not less than all, of the Director Participant’s then-vested Options in an amount equal to the product of (A) the difference between (i) the greater of the Original Purchase Price and the Fair Value Price as of the date of the Director Participant’s death or Disability and (ii) the Exercise Price, times (B) the number of Common Units covered by such Options.

SECTION 10. Compliance with Legal Requirements and Debt Instruments.

(a) Legal Requirements. The grant of Options and any payment in respect of Common Units and the other obligations of the Company under this Plan shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency, including, without limitation, rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-deal quotation system on which securities of the Company are listed or traded as may be required. Common Units shall not be issued unless the exercise of such Option and the issuance and delivery of such Common Units pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, and the rules and regulations promulgated thereunder, and all applicable state securities laws. The Board, in its sole discretion, may postpone the issuance or delivery of any securities as the Board may consider appropriate and may require a Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of any such securities in compliance with applicable laws, rules and regulations.

(b) Credit Agreement Limitations. The Company may delay any cash payment with respect to all or a portion of any Option or Common Unit that could cause or be reasonably likely to cause, a default or an event of default of the Company under any guarantee or other agreement under which the Company, or any of its Affiliates has borrowed money or guaranteed any such loan, or if such cash payment would constitute or is reasonably likely to constitute a breach, or result in a default or an event of default of the Company under such agreement, until such time as the payment can be made without such breach or default. In such event, the Company shall issue a promissory note to the Participant in an amount equal to the obligation.

(c) Franchise Agreement Requirements. The grant of Options and any payment in respect of Common Units and the other obligations of the Company under this Plan shall be subject to the obligations of the Company under the Franchise Agreements. Common Units shall not be issued unless the exercise of such Option and the issuance and delivery of such Common Units pursuant thereto shall comply with all relevant provisions of the Franchise Agreements and any other policies of the Franchisor with respect to transfer or ownership of Common Units. The Board, in its sole discretion, may postpone the settlement of any Option as the Board may consider appropriate and may require a Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of any such securities in compliance with the Franchise Agreements.

(d) No Disadvantage to Management Unitholders. This Section 10 of the Plan shall be administered by the Committee in a manner that does not disadvantage the management unitholders disproportionately to the other unitholders.

SECTION 11. Tax Withholding. The obligation of the Company to deliver any Common Units shall be subject to all applicable federal, state, local and foreign tax withholding requirements. If the exercise of any Option is subject to the withholding requirements of applicable federal, state, local or foreign tax laws, the Committee, in its discretion (and subject to such withholding rules as shall be adopted by the Committee), may permit the Participant (or the Participant’s personal representative or Beneficiary, as the case may be) to pay or provide for payment in cash, or by delivery of Common Units owned by the Participant, the amount of any taxes that the Company determines it may be required to withhold with respect to such exercise.

SECTION 12. Capital Adjustments.

(a) Dilution and other Adjustments. In the event the outstanding Common Units shall be changed due to a reclassification, recapitalization, merger, dividend, equity split or any other transaction, the Plan Limit and the number of Common Units and the Exercise Price under outstanding Options shall be proportionately adjusted to reflect such event, and the Board shall make such adjustments as it deems appropriate and equitable in the number and kind of securities subject to the Option, and as to any other matters which relate to Options and that are affected by the events referred to above. Such adjustments shall be final, conclusive and binding for all purposes.

(b) Effect of Reorganization. In the event that (i) the Company is merged or consolidated with another entity, (ii) all or substantially all the assets of the Company are acquired by another corporation, person or entity, or (iii) the Company is reorganized, dissolved or liquidated (each such event in (i), (ii) or (iii) being hereinafter referred to as a “Reorganization Event”), then the Committee may in its sole discretion, subject to any other provisions of the Plan applicable to such Reorganization Event, make upon consummation of such Reorganization Event any or all of the adjustments described in Section 12(a) as are necessary or advisable in the sole discretion of the Committee to provide the Participant with an economic benefit that is not materially different from that to which he would have been entitled had such event not occurred (as determined by the Committee in its sole discretion).

(c) Certain Other Adjustments. On a Change in Control, a Reorganization Event or any other similar transaction that the Committee in its sole discretion determines is subject to this Section 12(c), the Committee may in its sole discretion convert outstanding Options into (i) shares of common stock or other equity securities or equity-related interests (including options or phantom units) of the Company or another entity that is a party to (or an Affiliate of such party) such transaction or (ii) cash or cash equivalents, provided that any such conversion provides the Participant with an economic benefit that is not materially different from that to which he would have been entitled had such conversion not occurred (as determined by the Committee in its sole discretion).

(d) Certain Adjustments to Performance Goals. The Committee may in its sole discretion, adjust any performance goals to reflect any material and non-recurring non-operational items that are beyond the control of NPC International’s management.

SECTION 13. Amendment or Discontinuance of the Plan. The Board may, at any time, terminate, discontinue, amend, modify or suspend the Plan in whole or in part. No Options may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan. Notwithstanding the foregoing, no such termination, suspension, modification, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder; provided, however, that the Board or Committee shall have broad authority to amend the Plan or any Option granted under the Plan without the consent of the holder thereof to the extent necessary or desirable to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules, employment laws and other applicable laws, rules and regulations.

SECTION 14. Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder. Nothing contained in this Plan (or in any other documents under this Plan or in any Option) shall confer upon any Participant any right to continue in the employ or other service of the Company or any Subsidiary of the Company, constitute any contract or agreement of employment or other service or affect a Participant’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change a person’s compensation or other benefits, or to retire a Participant at any time pursuant to its retirement rules or otherwise to terminate his or her employment or service at any time for any reason whatsoever. Nothing in this Section 14, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract, other than an Option Agreement.

SECTION 15. Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any of its Affiliates, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf.

SECTION 16. Termination of Plan. Unless earlier terminated pursuant to Section 13, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on May 3, 2016, and no Options hereunder shall be granted thereafter, but previously granted Options shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

SECTION 17. Governing Law; Severability. The laws of the state of Delaware shall govern the operation of, and the rights of Participants under, the Plan, the Option Agreements and any Options granted thereunder. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

SECTION 18. Section 409A of the Code. Notwithstanding any contrary provision in the Plan or an Option Agreement, if any provision of the Plan or an Option Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or could cause an Option to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or any Option Agreement may be modified by the Company without consent of the Participant to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Board or Committee may have pursuant to the Plan shall not be applicable to an Option that is subject to Section 409A of the Code, to the extent such discretionary authority will contravene Section 409A of the Code or the regulations or guidance promulgated thereunder.

SECTION 19. No Corporate Action Restriction. The existence of this Plan, the Option Agreements and the Options granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the members of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Affiliate, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference securities ahead of or affecting the equity securities (or the rights thereof) of the Company or any Affiliate, (d) any dissolution or liquidation of the Company or any Affiliate, (e) any sale or transfer of all or any part of the assets or business or securities of the Company or any Affiliate, or (f) any other corporate act or proceeding by the

Company or any Affiliate. No Participant, Beneficiary or any other person shall have any claim under any Option or Option Agreement against any member of the Board or the Committee, or the Company or any employees, officers or agents of the Company or any Affiliate, as a result of any such action.

SECTION 20. Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or retirement benefit plans or other arrangements, if any, provided by the Company or any Affiliate, except as may be required under such plans or by law. Options under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its Affiliates.

SECTION 21. Plan Not Funded; Transferability. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company by reason of any Option. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust or escrow of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Option hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company. At the time of payment to Participants, all Common Units so paid shall be validly issued.

SECTION 22. Headings. Headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

FORM OF EXECUTIVE OPTION AGREEMENT

THE COMMON UNITS REPRESENTING LIMITED LIABILITY COMPANY INTERESTS (THE “INTERESTS”) OF NPC ACQUISITION HOLDINGS, LLC (THE “COMPANY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT, OR AN EXEMPTION THEREFROM, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS OPTION AGREEMENT, THE OPTIONS IT REPRESENTS, AND THE COMMON UNITS COVERED BY THE OPTIONS ARE SUBJECT TO CERTAIN RESTRICTIONS, AS SET FORTH IN THE PLAN AND IN THIS OPTION AGREEMENT. NO REGISTRATION OR TRANSFER OF THIS OPTION AGREEMENT, THE OPTIONS IT REPRESENTS, OR THE COMMON UNITS COVERED BY THE OPTIONS SHALL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE TRANSFER OF THIS OPTION AGREEMENT, THE OPTIONS IT REPRESENTS, AND THE COMMON UNITS COVERED BY THE OPTIONS ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF ONE OR MORE FRANCHISE AGREEMENTS WITH PIZZA HUT, INC. AND TO THE RESTRICTIVE PROVISIONS OF THE ORGANIZATIONAL DOCUMENTS OF THE COMPANY. PLEASE REFER TO THOSE DOCUMENTS FOR THE TERMS OF THE RESTRICTIONS.

NPC Acquisition Holdings, LLC

Management Incentive Plan

Option Agreement

“Participant”:

“Date of Award”:

This Option Agreement, effective as of the Date of Award set forth above, represents the grant of Options by NPC Acquisition Holdings, LLC, a Delaware limited liability company (the “Company”), to the Participant named above, pursuant to the provisions of the NPC Acquisition Holdings, LLC Management Incentive Plan, as may be amended from time to time (the “Plan”). All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

The parties hereto agree as follows:

(A)	Grant of Stock Options. The Company hereby grants to the Participant Options to purchase Common Units in the manner and subject to the terms and conditions of the Plan and this Option Agreement as follows:

(1)	Number of Common Units Covered by this Option:

(a)	The Participant is granted Non-Time Vesting Series A Options to purchase an equivalent number of Common Units.

(b)	The Participant is granted Time Vesting Series A Options to purchase an equivalent number of Common Units.

(c)	The Participant is granted Series B Options to purchase an equivalent number of Common Units.

(2)	“Option Price”: $ .

(a)	Series A Options: $ .

(b)	Series B Options: $ .

(3)	“Option Term”: The Options have been granted for a period of ten (10) years ending on the tenth (10th) anniversary of the Date of Award.

(B)	Vesting and Exercise of Options.

(1)	Subject to Section D of this Option Agreement, Options do not provide the Participant with any rights or interests therein until they vest and become exercisable in accordance with the following:

(a)	One-fifth of the Series A Options will vest and become exercisable on a cumulative basis, on each anniversary of the Date of Award, and shall accelerate on the occurrence of a Change in Control.

(b)	Series B Options shall vest only upon the occurrence of a Change in Control on or prior to the expiration of the Option.

(2)	If the Participant’s employment with the Company terminates for Cause, both the vested and non-vested portion of the Participant’s Options shall terminate and be of no further force or effect on the date of such termination of employment or service.

(3)	If the Participant’s employment with the Company terminates without Cause, Options which have not then vested and become exercisable shall terminate immediately and be of no further force or effect.

(4)	Upon vesting, the Options will remain exercisable until they terminate.

(C)	How to Exercise an Option.

(1)	The Options may be exercised by telephone or written notice to the Company’s stock plan administrator (“Administrator”), specifying the number of Common Units the Participant then desires to purchase. Except as provided in Section (C)(2) below, a Participant must send a check for an amount in United States dollars equal to the aggregate Option Price of such Common Units, plus any applicable taxes and fees or, if the Committee permits, Common Units having an aggregate Fair Market Value (as of the trading date immediately preceding the date of exercise) equal to such Option Price which have been held by the Participant for at least six (6) months, or a combination of cash and such Common Units. The Committee reserves the right to modify the exercise procedures from time to time.

(2)	Subject to the approval of the Committee and applicable securities laws, the Participant may be permitted to exercise the Options pursuant to a “cashless exercise” procedure, as permitted under Federal Reserve Board’s Regulation T, or by any other means which the Committee, in its discretion, determines to be consistent with the Plan’s purpose and applicable law.

(3)	As soon as practicable after receipt of written notification and payment, Common Unit certificates shall be issued in the Participant’s name. The Company and the Administrator shall maintain a record of all information pertaining to the Participant’s rights under this Option Agreement.

(D)	Change of Control. On a Change in Control, a Reorganization Event or any other similar transaction that the Committee in its sole discretion determines, the Committee may in its sole discretion convert outstanding Options into (i) shares of common stock or other equity securities or equity-related interests (including options or phantom units) of the Company or another entity that is a party to (or an Affiliate of such party) such transaction or (ii) cash or cash equivalents, provided that any such conversion provides the Participant with an economic benefit that is not materially different from that to which he would have been entitled had such conversion not occurred (as determined by the Committee in its sole discretion).

Notwithstanding the foregoing, with respect to any Option that is subject to Section 409A of the Code and payment or settlement of the Option is to be accelerated in connection with the Change in Control, no Change in Control will be deemed to have occurred for purposes of the Plan and any Option Agreement unless such event(s) also constitutes a “change in the ownership,” “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company or NPC International, Inc., as applicable, as defined under Section 409A of the Code.

(E)	Rights as Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Common Units subject to the Options until such time as the Option Price has been paid, and the Common Units have been issued and delivered to the Participant.

(F)	Transferability. Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, unless permitted under the Plan. Further, during the Participant’s lifetime, the Options shall be exercisable only by the Participant, or in the event of the Participant’s legal incapacity, the Participant’s legal guardian or representative. Any attempted sales, transfer, pledge, assignment, alienation or hypothecation not specifically permitted hereunder shall be null and void without effect.

(G)	Miscellaneous

(1)	The Plan provides a complete description of the terms and conditions governing all Awards granted thereunder. This Option Agreement and the rights of the Participant hereunder are subject to the terms and conditions of the Plan, as amended from time to time, and to such rules and regulations as the Committee may adopt under the Plan. Except as expressly provided otherwise herein, if there is any inconsistency between the terms of this Option Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Option Agreement.

(2)

The grant of Options and any payment in respect of Common Units and the other obligations of the Company under this Plan shall be subject to the obligations of the Company under the Franchise Agreements. Common Units shall not be issued unless the exercise of such Option and the issuance and delivery of such Common Units pursuant thereto shall comply with all relevant provisions of the Franchise Agreements and any other policies of the Franchisor with respect to transfer or ownership of Common Units. By accepting an Option and acquiring the underlying Common Units, the Participant agrees to comply with all of the obligations required of a holder of any direct or indirect beneficial or legal ownership interest in the Company under the terms of the Franchise Agreements. The Board, in its sole discretion, may postpone the settlement of any Option as the Board may consider appropriate and may require a Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of any such securities in compliance with the Franchise Agreements.

(3)	The Committee shall have the right to impose such restrictions on any Common Units acquired pursuant to the exercise of the Option as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which such Common Units are then listed or traded, and/or any blue sky or state securities laws applicable to such Common Units. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Option Agreement, all of which shall be binding upon the Participant.

(4)	The Committee may terminate, amend, or modify the Plan and/or this Option Agreement at any time; provided, however, that no such termination, amendment, or modification may adversely affect, in any material respect, the Participant’s rights under this Option Agreement, without the written consent of the Participant.

(5)	As the Option Price is equal to the Fair Market Value of a Common Unit, the Options are intended to be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder (“Section 409A”). Notwithstanding any contrary provision in the Plan or this Option Agreement, if any provision of the Plan or an Option Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or could cause an Option to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or this Option Agreement may be modified by the Company without consent of the Participant to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Board or Committee may have pursuant to the Plan shall not be applicable to an Option that is subject to Section 409A of the Code, to the extent such discretionary authority will contravene Section 409A of the Code or the regulations or guidance promulgated thereunder. This Section G(4) does not create an obligation on the part of the Company to modify the Plan or this Option Agreement and does not guarantee that the Options will not be subject to interest and penalties under Section 409A.

(6)	Delivery of the Common Units underlying the Options upon exercise will be subject to the Participant satisfying all applicable federal, state, local and foreign tax (including the Participant’s FICA obligation) and other withholding obligations. The Company shall have the power and the right to deduct or withhold from all amounts payable to the Participant in connection with the Options, or require the Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes required by law.

(7)	This Option Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, or as the Committee determines are advisable. The Participant agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Option Agreement.

(8)	All obligations of the Company under the Plan and this Option Agreement, with respect to the Awards, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(9)	To the extent not preempted by federal law, this Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(H)	Acceptance of Award. Acceptance of this Award requires the Participant to complete and sign Page 8 of this Option Agreement and return the signed copy to the Company, c/o NPC International, Inc., Human Resources Department, 7300 W. 129th Street, Overland Park, Kansas 66213, no later than thirty (30) days after receipt of this Option Agreement.

IN WITNESS WHEREOF, this Option Agreement has been signed by the Company by one of its duly authorized officers as of the Date of Award.

NPC Acquisition Holdings, LLC

By
Name:
Title:

I, the undersigned, have received a copy of this Option Agreement. I both understand and agree to its contents.

(Name)	(Signature)	(Date)

FORM OF DIRECTOR OPTION AGREEMENT

THE COMMON UNITS REPRESENTING LIMITED LIABILITY COMPANY INTERESTS (THE “INTERESTS”) OF NPC ACQUISITION HOLDINGS, LLC (THE “COMPANY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT, OR AN EXEMPTION THEREFROM, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS OPTION AGREEMENT, THE OPTIONS IT REPRESENTS, AND THE COMMON UNITS COVERED BY THE OPTIONS ARE SUBJECT TO CERTAIN RESTRICTIONS, AS SET FORTH IN THE PLAN AND IN THIS OPTION AGREEMENT. NO REGISTRATION OR TRANSFER OF THIS OPTION AGREEMENT, THE OPTIONS IT REPRESENTS, OR THE COMMON UNITS COVERED BY THE OPTIONS SHALL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE TRANSFER OF THIS OPTION AGREEMENT, THE OPTIONS IT REPRESENTS, AND THE COMMON UNITS COVERED BY THE OPTIONS ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF ONE OR MORE FRANCHISE AGREEMENTS WITH PIZZA HUT, INC. AND TO THE RESTRICTIVE PROVISIONS OF THE ORGANIZATIONAL DOCUMENTS OF THE COMPANY. PLEASE REFER TO THOSE DOCUMENTS FOR THE TERMS OF THE RESTRICTIONS.

Form of Option Agreement (Director)

NPC Acquisition Holdings, LLC

Management Incentive Plan

Option Agreement

“Participant”:

“Date of Award”:

This Option Agreement, effective as of the Date of Award set forth above, represents the grant of Options by NPC Acquisition Holdings, LLC, a Delaware limited liability company (the “Company”), to the Participant named above, pursuant to the provisions of the NPC Acquisition Holdings, LLC Management Incentive Plan, as may be amended from time to time (the “Plan”). All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

The parties hereto agree as follows:

(A)	Grant of Stock Options. The Company hereby grants to the Participant Options to purchase Common Units in the manner and subject to the terms and conditions of the Plan and this Option Agreement as follows:

(1)	Number of Common Units Covered by this Option:

(d)	The Participant is granted Time Vesting Series A Options to purchase an equivalent number of Common Units.

(2)	“Option Price”:

(a)	Series A Options: $1.00.

(3)	“Option Term”: The Options have been granted for a period of ten (10) years ending on the tenth (10th) anniversary of the Date of Award.

(B)	Vesting and Exercise of Options.

(1)	Subject to Section D of this Option Agreement, Options do not provide the Participant with any rights or interests therein until they vest and become exercisable in accordance with the following: One-fifth of the Series A Options will vest and become exercisable on a cumulative basis, on each anniversary of the Date of Award, and shall accelerate on the occurrence of a Change in Control.

(2)	If the Participant has been removed from his position as Director (in accordance with Kansas General Corporation Code § 17-6301, as may be amended from time to time, and the rules and regulations thereunder), both the vested and non-vested portion of the Participant’s Options shall terminate and be of no further force or effect on the date of such removal.

(3)	If the Participant’s service with NPC International (or any of its Affiliates or Subsidiaries) terminates for any reason other than provided in Section (B)(2) hereof, Options which have not then vested and become exercisable shall terminate immediately and be of no further force or effect.

(4)	Upon vesting, the Options will remain exercisable until they terminate.

(C)	How to Exercise an Option.

(1)	The Options may be exercised by telephone or written notice to the Company’s stock plan administrator (“Administrator”), specifying the number of Common Units the Participant then desires to purchase. Except as provided in Section (C)(2) below, a Participant must send a check for an amount in United States dollars equal to the aggregate Option Price of such Common Units, plus any applicable taxes and fees or, if the Committee permits, Common Units having an aggregate Fair Market Value (as of the trading date immediately preceding the date of exercise) equal to such Option Price which have been held by the Participant for at least six (6) months, or a combination of cash and such Common Units. The Committee reserves the right to modify the exercise procedures from time to time.

(2)	Subject to the approval of the Committee and applicable securities laws, the Participant may be permitted to exercise the Options pursuant to a “cashless exercise” procedure, as permitted under Federal Reserve Board’s Regulation T, or by any other means which the Committee, in its discretion, determines to be consistent with the Plan’s purpose and applicable law.

(3)	As soon as practicable after receipt of written notification and payment, Common Unit certificates shall be issued in the Participant’s name. The Company and the Administrator shall maintain a record of all information pertaining to the Participant’s rights under this Option Agreement.

(D)	Change of Control. On a Change in Control, a Reorganization Event or any other similar transaction that the Committee in its sole discretion determines, the Committee may in its sole discretion convert outstanding Options into (i) shares of common stock or other equity securities or equity-related interests (including options or phantom units) of the Company or another entity that is a party to (or an Affiliate of such party) such transaction or (ii) cash or cash equivalents, provided that any such conversion provides the Participant with an economic benefit that is not materially different from that to which he would have been entitled had such conversion not occurred (as determined by the Committee in its sole discretion).

Notwithstanding the foregoing, with respect to any Option that is subject to Section 409A of the Code and payment or settlement of the Option is to be accelerated in connection with the Change in Control, no Change in Control will be deemed to have occurred for purposes of the Plan and any Option Agreement unless such event(s) also constitutes a “change in the ownership,” “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company or NPC International, Inc., as applicable, as defined under Section 409A of the Code.

(E)	Rights as Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Common Units subject to the Options until such time as the Option Price has been paid, and the Common Units have been issued and delivered to the Participant.

(F)	Transferability. Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, unless permitted under the Plan. Further, during the Participant’s lifetime, the Options shall be exercisable only by the Participant, or in the event of the Participant’s legal incapacity, the Participant’s legal guardian or representative. Any attempted sales, transfer, pledge, assignment, alienation or hypothecation, not specifically permitted hereunder shall be null and void without effect.

(G)	Miscellaneous

(1)	The Plan provides a complete description of the terms and conditions governing all Awards granted thereunder. This Option Agreement and the rights of the Participant hereunder are subject to the terms and conditions of the Plan, as amended from time to time, and to such rules and regulations as the Committee may adopt under the Plan. Notwithstanding the foregoing, with respect to the number of Common Units covered by the Options granted herein, the Option Price and the vesting schedule, the terms of this Option Agreement shall supersede and replace the conflicting terms of the Plan. With respect to all other terms, except as expressly provided herein, in the event of any inconsistency between the terms of this Option Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Option Agreement.

(2)

The grant of Options and any payment in respect of Common Units and the other obligations of the Company under this Plan shall be subject to the obligations of the Company under the Franchise Agreements. Common Units shall not be issued unless the exercise of such Option and the issuance and delivery of such Common Units pursuant thereto shall comply with all relevant provisions of the Franchise Agreements and any other policies of the Franchisor with respect to transfer or ownership of Common Units. By accepting an Option and acquiring the underlying Common Units, the Participant agrees to comply with all of the obligations required of a holder of any direct or indirect beneficial or legal ownership interest in the Company under the terms of the Franchise Agreements. The Board, in its sole discretion, may postpone the settlement of any Option as the Board may consider appropriate and may require a Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of any such securities in compliance with the Franchise Agreements.

(3)	The Committee shall have the right to impose such restrictions on any Common Units acquired pursuant to the exercise of the Option as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which such Common Units are then listed or traded, and/or any blue sky or state securities laws applicable to such Common Units. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Option Agreement, all of which shall be binding upon the Participant.

(4)	The Committee may terminate, amend, or modify the Plan and/or this Option Agreement at any time; provided, however, that no such termination, amendment, or modification may adversely affect, in any material respect, the Participant’s rights under this Option Agreement, without the written consent of the Participant.

(5)	As the Option Price is equal to the Fair Market Value of a Common Unit on the Date of Award, the Options are intended to be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder (“Section 409A”). Notwithstanding any contrary provision in the Plan or this Option Agreement, if any provision of the Plan or an Option Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or could cause an Option to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or this Option Agreement may be modified by the Company without consent of the Participant to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Board or Committee may have pursuant to the Plan shall not be applicable to an Option that is subject to Section 409A of the Code, to the extent such discretionary authority will contravene Section 409A of the Code or the regulations or guidance promulgated thereunder. This Section G(4) does not create an obligation on the part of the Company to modify the Plan or this Option Agreement and does not guarantee that the Options will not be subject to interest and penalties under Section 409A.

(6)	Delivery of the Common Units underlying the Options upon exercise will be subject to the Participant satisfying all applicable federal, state, local and foreign tax (including the Participant’s FICA obligation) and other withholding obligations. The Company shall have the power and the right to deduct or withhold from all amounts payable to the Participant in connection with the Options, or require the Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes required by law.

(7)	This Option Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, or as the Committee determines are advisable. The Participant agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Option Agreement.

(8)	All obligations of the Company under the Plan and this Option Agreement, with respect to the Awards, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(9)	To the extent not preempted by federal law, this Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(H)	Acceptance of Award. Acceptance of this Award requires the Participant to complete and sign Page 8 of this Option Agreement and return the signed copy to the Company, c/o NPC International, Inc., Human Resources Department, 7300 W. 129th Street, Overland Park, Kansas 66213, no later than thirty (30) days after receipt of this Option Agreement.

IN WITNESS WHEREOF, this Option Agreement has been signed by the Company by one of its duly authorized officers as of the Date of Award.

NPC Acquisition Holdings, LLC

By
Name:
Title:

I, the undersigned, have received a copy of this Option Agreement. I both understand and agree to its contents.

(Name)	(Signature)	(Date)